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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: June 8, 2001
                 Date of earliest event reported: May 23, 2001


                         Commission file number 1-655


                              MAYTAG CORPORATION

     A Delaware Corporation I.R.S. Employer Identification No. 42-0401785


               403 West Fourth Street North, Newton, Iowa 50208


                  Registrant's telephone number: 641-792-7000



                                      N/A
        (Former name or former address, if changed since last report.)

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Item 5.  Other Events

On May 23, 2001 Maytag Corporation announced it would explore strategic alternatives that include the potential sale of G.S. Blodgett, the company's commercial cooking products manufacturer headquartered in Burlington, VT.

On June 5, 2001 Maytag Corporation entered into an agreement to acquire Amana Appliances from Goodman Global Holding Company, Inc. Goodman, a privately held company, purchased Amana in 1997. Maytag will pay $325 million, with approximately 95 percent in cash and the remainder in Maytag stock. The acquisition, which is subject to regulatory approval and normal adjustments at closing, is expected to close during the third quarter. Included in the agreement are Amana's major appliance and commercial microwave oven businesses.

Item 7.  Financial Statements and Exhibits

(c) Exhibits.

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              Maytag Corporation
                                              (Registrant)

                                              By:   /s/ S. H. Wood

                                              S. H. Wood
                                              Executive Vice President and
                                              Chief Financial Officer



    June 8, 2001
      (Date)

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EXHIBIT INDEX

The following exhibit is filed herewith.


Exhibit No.  Exhibit

99(a)        Press Release.

99(b)        Press Release

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